Exhibit  4         Specimen  Stock  Certificate


                     Incorporated under the laws of the State of Delaware

                                                         CUSIP  No.  853218 18 5

          NUMBER                  STANDARD CAPITAL              SHARES
           XXXX                     CORPORATION                  XXXX

                  AUTHORIZED COMMON SHARES: 200,000,000 SHARES
                                PAR VALUE : $.001

THIS  CERTIFIES  THAT


IS  THE  RECORD  HOLDER  OF

                  Shares of STANDARD CAPITAL CORPORATION Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

   Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

                                 STANDARD CAPITAL
  "Maryanne Thachuk"                CORPORATION            "E. Del Thachuk"
  -------------------                                      ----------------
     Secretary                         SEAL                    President
                                     Delaware


Not valid unless countered signed by Transfer Agent       Countersigned
                                                            Registered:
                                                 NEVADA AGENCY AND TRUST COMPANY
                                               50 West Liberty Street, Suite 880
                                                       Reno, Nevada, 89501

                                                  By:
                                                 ----------------------------
                                                      Authorized Signature